Exhibit 99.1

NEWS
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com

CHIPOTLE BOARD OF DIRECTORS APPROVES 50-FOR-1 STOCK SPLIT

RESTAURANT GENERAL MANAGERS WILL RECEIVE SPECIAL EQUITY GRANT

NEWPORT BEACH, Calif. – March 19, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today announced that its Board of Directors approved a 50-for-one split of its common stock. This would be one of the biggest stock splits in New York Stock Exchange (NYSE) history.

The stock split is subject to shareholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to accommodate the stock split. The company intends to seek shareholder approval for this amendment at its upcoming annual meeting on June 6, 2024.

If the Certificate of Incorporation amendment is approved, shareholders of record as of June 18, 2024 will receive 49 additional shares for each share held, which will be distributed after market close on June 25, 2024. Chipotle’s shares are expected to begin trading on a post-split basis at the market open on Wednesday, June 26, 2024.

“This is the first stock split in Chipotle’s 30-year history, and we believe this will make our stock more accessible to employees as well as a broader range of investors,” said Jack Hartung, Chief Financial and Administrative Officer, Chipotle. “This split comes at a time when our stock is experiencing an all-time high driven by record revenues, profits, and growth.”

To commemorate this special event and in recognition of the Company’s strong performance, Chipotle announced a special one-time equity grant for all restaurant general managers as well as crew members with more than 20 years of service. “We want to thank our general managers and tenured crew members for their hard work and dedication to Chipotle by providing a one-time equity grant as an additional incentive to continue delivering outstanding results and share in the financial success of our Company,” said Brian Niccol, Chairman and CEO, Chipotle.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had over 3,400 restaurants as of December 31, 2023, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 115,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the expected timing and impact of the stock split and the one-time equity grant and statements that use words such as “expects”, “intends” and “believes,” are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to us and we assume no obligation to update them. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in this press release, including the risk that shareholders will not approve the increase in the number of authorized shares of our common stock, the stock split is prevented from taking effect or is delayed due to legal or regulatory constraints and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.